NOTE PLEDGE AND SECURITY AGREEMENT


                                      among


                               1290 PARTNERS, L.P.


                                       and


                             237 PARK PARTNERS, L.P.

                            collectively, as Pledgors


                                       and


                            THE CHASE MANHATTAN BANK

                            as Agent for the Lenders,

                                   as Pledgee









                          Dated as of October 10, 1996



0148845.05-01S4a

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                       NOTE PLEDGE AND SECURITY AGREEMENT



               NOTE PLEDGE AND SECURITY AGREEMENT, dated as of October 10, 1996 (this "Agreement"), by and among 1290 PARTNERS, L.P., a Delaware limited partnership ("1290 Partners"), and 237 PARK PARTNERS, L.P., a Delaware limited partnership ("237 Park Partners"; 1290 Partners and 237 Park Partners each, a "Pledgor" and collectively, the "Pledgors"), and THE CHASE MANHATTAN BANK, a banking corporation, as Agent for the Lenders (the "Pledgee").


                              W I T N E S S E T H:

               WHEREAS, E.M. Warburg, Pincus & Co., Inc., a Delaware corporation ("Warburg"), holds a leasehold interest in that certain property located at 237 Park Avenue, New York, New York, pursuant to that certain Agreement of Lease, dated as of December 15, 1983, between 237 Park Partners (successor-in-interest to O&Y Equity Corp, Olympia & York Holdings Corp. and Fame Associates, as tenants-in-common), as landlord, and Warburg, as tenant;

               WHEREAS, Robinson Silverman Pearce Aronsohn & Berman, a New York general partnership ("Robinson"), holds a leasehold interest in that certain property located at 1290 Avenue of the Americas, New York, New York, pursuant to that certain Agreement of Lease, dated as of March 1, 1989, between 1290 Partners (successor-in-interest to 1290 Associates), as landlord, and Robinson, as tenant;

               WHEREAS, 237 Park Partners is the holder of a certain promissory note made by Warburg, as more fully described on Schedule 1 attached hereto and made a part hereof (the "Warburg Note");

               WHEREAS, 1290 Partners is the holder of a certain promissory note made by Robinson, as more fully described on Schedule 2 attached hereto and made a part hereof (the "Robinson Note");

               WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as the same may be amended

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or otherwise modified from time to time, the "Credit Agreement"), by and among
Pledgors, the Lenders and Pledgee, the Lenders propose to make a certain loan (the "Loan") to Pledgors as evidenced by certain promissory notes, dated as of the date hereof, of Pledgors in the maximum aggregate principal amount of $420,000,000 (collectively, the "Notes");

               WHEREAS, as a condition to making the Loan to Pledgors, the Lenders require that Pledgors pledge to the Lenders and grant a security interest in the Collateral (hereinafter defined) to secure Pledgors' obligations under the Notes; and

               NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Lenders to make the Loan to Pledgors, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Pledgors do hereby agree with Pledgee, as follows:

               1. Definitions. Unless the context otherwise requires, capitalized terms used herein without definition that are defined in the Credit Agreement, shall have the respective meanings provided therefor in the Credit Agreement, and the following terms shall have the following meanings:

               "Agent" shall mean The Chase Manhattan Bank, in its capacity as agent for the Lenders and any successor agent appointed in accordance with
Section 7.8 of the Credit Agreement.

               "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

               "Collateral" shall have the meaning assigned thereto in Section 2 hereof.

               "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Disclosure Statement" shall mean the Disclo- sure Statement for the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August 9, 1996.


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               "Event of Default" shall have the meaning assigned thereto in
Section 10 hereof.

               "Lenders" shall have the meaning assigned thereto in the Credit Agreement.

               "Loan Documents" shall have the meaning assigned thereto in the Credit Agreement.

               "Obligations" shall have the meaning assigned thereto in the Credit Agreement.

               2. Grant of Security Interest, Etc. Pledgors hereby pledge, assign, hypothecate, transfer and deliver to Pledgee and hereby grant Pledgee a first lien on and security interest in all of its right, title and interest in, to and under the following, whether now owned or hereafter acquired, now existing or hereafter arising and wherever located (the "Collateral"): all of Pledgors' ---------- right, title and interest in, and to (i) the Warburg Note and (ii) the Robinson Note, including, with respect to each such Note, all income and profits therefrom, all distributions thereon, and all rights and privileges pertaining thereto, and all proceeds thereof, as security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration or otherwise).

               3. Provisions Regarding the Warburg Note and Robinson Note. In furtherance of the pledge, assignment and security interest granted by Section 2 hereof, Pledgors shall, simultaneously with the delivery of this Agreement, deliver to Pledgee the Warburg Note and the Robinson Note.

               4. Powers of Pledgors Prior to an Event of Default. Prior to the occurrence and continuance of an Event of Default and subject to the terms of the Cash Collateral Agreement, Pledgors shall be entitled to receive and retain all payments belonging to Pledgors under the Warburg Note and the Robinson Note, provided, however, that no action shall be taken or fail to be taken which (i) could be reasonably likely to materially adversely affect Pledgee's rights to the Collateral, or the value of the Collateral provided that Pledgors may continue to accept payments under the Robinson Note on the same basis as O&Y Financial Company ("O&Y") accepted such

0148845.05-01S4a
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payments as set forth in Section IIIB.3 (Assignment of Tenant Notes) of the
Disclosure Statement) or (ii) would violate any provision of this Agreement or any of the Loan Documents.

               5. Representations, Warranties and Covenants. Pledgors hereby represent, as of the date hereof, cove- nant with and warrant to, Pledgee as follows:

               (a) To the best knowledge of Pledgors, (i) the Warburg Note is the legal, valid and binding obligation of Warburg, which is the maker thereof, enforceable against Warburg in accordance with its terms, (ii) the Robinson Note is the legal, valid and binding obligation of Robinson, which is the maker thereof, enforceable against Robinson in accordance with its terms, and (iii) the obligations of Warburg under the Warburg Note and Robinson under the Robinson Note are not subject to any defense, set-off or counterclaim. Pledgee acknowledges that the Robinson Note may be subject to certain disputes as discussed in Section IIIB.3 (Assignment of Tenant Notes) of the Disclosure Statement.

               (b) Pledgors will defend Pledgee's right, title and interest in and to the Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

               (c) To the best knowledge of Pledgors, Pledgors are the legal and beneficial owner of and have good title to the Collateral in which they have granted a security interest pursuant hereto, free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement, and have the unqualified right to pledge and grant a security interest in the same as herein provided without the consent of any other Person. Notwithstanding the foregoing, Pledgee acknowledges that the transferor of the Warburg Note to 237 Park Partners has advised 237 Park Partners that the Warburg Note may be subject to claims of other parties.

               (d) The Collateral has been validly ac- quired by Pledgors, subject to the possible claims of other parties with respect to the Warburg Note as described above, and is duly and validly pledged hereunder.

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All consents and approvals required for the consummation of the transactions contemplated by this Agreement have been obtained.

               (e) Pledgors will not sell, assign or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Collateral or any interest therein, or suffer any of the same to exist, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Pledgee, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

               (f) Pledgors covenant and agree that (i) neither Pledgor will consent to prepayment of the Warburg Note or the Robinson Note except if expressly permitted by the terms thereof, nor will they take any action, the taking of which might result in an alteration or impairment of the Warburg Note or the Robinson Note, provided that Pledgors may continue to accept payments under the Robinson Note on the same basis as O&Y as described in Section IIIB.3 (Assignment of Tenant Notes) in the Disclosure Statement, (ii) neither Pledgor will, without the prior written consent of Pledgee, enter into any agreement amending, modifying or supplementing the Warburg Note or the Robinson Note, provided that Pledgors' acceptance of the continued payments under the Robinson Note on the same basis as O&Y as described in Section III B.3 (Assignment of Tenant Notes) in the Disclosure Statement will not be deemed to be an amendment, modification or supplement of or a waiver of any obligation under (pursuant to clause (iii) below) the Robinson Note, (iii) neither Pledgor will, without the prior written consent of Pledgee, waive or release any obligation of Warburg or Robinson under the Warburg Note or the Robinson Note, respectively, (iv) neither Pledgor will, without the prior written consent of Pledgee, consent or agree to any act or omission to act on the part of Warburg or Robinson, which, without such consent or agreement, would constitute a default thereunder, (v) they will exercise promptly and diligently each and every right which they may have under the Warburg Note or the Robinson Note (except the right to reconvey, release or cancel or foreclose on any collateral or exercise any other remedies with respect to collateral under the Warburg Note or the Robinson Note unless Pledgee otherwise consents in writ-

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



ing), (vi) they will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which might result in any right of offset against sums payable under the Warburg Note or the Robinson Note or any defense by Warburg or Robinson to payment, or any counterclaim by Warburg or Robinson and (vii) Pledgors will give prompt notice to Pledgee of any notice of default given by or to either or both Pledgors under or with respect to the Warburg Note or the Robinson Note together with a complete copy of such notice.

               (g) The principal place of business and chief executive office of each Pledgor is c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022, and the principal place where each Pledgor's records concerning the Collateral are kept is c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022. Neither Pledgor will change such principal place of business or chief executive office or remove such records unless Pledgors shall provide Pledgee with written notice thereof within thirty (30) days after such change (but in any event, within the period required pursuant to the Code) and there shall have been taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee hereunder at all times fully perfected and in full force and effect. Neither Pledgor shall change its name unless such Pledgor shall have given Pledgee written notice thereof within thirty (30) days after such change (but in any event, within the period required pursuant to the Code) and shall have taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee in the Collateral granted hereunder at all times fully perfected and in full force and effect.

               (h) Giving effect to the aforesaid grant and assignment to Pledgee, and with respect to the Warburg Note, assuming that no third party has any interest therein as described above, Pledgee has, as of the date of this Agreement, and as to Collateral acquired from time to time after such date, shall have, a valid, perfected and continuing first priority lien upon and security interest in the Collateral; provided that no representation or warranty is made with respect to the proceeds of Collateral consisting of "cash proceeds" or "non-cash proceeds" as defined in the Code except if, and

0148845.05-01S4a
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to the extent, the provisions of Section 9-306 of the
Code shall be complied with.

               (i) Except for financing statements filed, to be filed or filed and assigned in favor of Pledgee as secured party, there are no financing statements under the Code covering any or all of the Collateral and neither Pledgor will, without the prior written consent of Pledgee, execute and, until payment in full of all of the Obligations, there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of Pledgors' interest in the Collateral.

               (j) None of the Collateral is, as of the date of this Agreement, and as to Collateral which arises from time to time after such date will be, evidenced by any instrument, note or chattel paper except such as have been or will be endorsed, assigned or pledged and delivered to Pledgee by Pledgors simultaneously with the creation thereof.

               6. Application of Collateral. Subject to the terms of the Cash Collateral Agreement, all proceeds of any Collateral now or at any time hereafter received or retained by Pledgee pursuant to the provisions of this Agreement may, at Pledgee's discretion, after the occurrence and during the continuance of an Event of Default, be applied by Pledgee to the Obligations pursuant to the terms of the Credit Agreement.

               7. Remedies. If an Event of Default shall occur and then be continuing:

               (a) Pledgee, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the Code, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Collateral or any other collateral security for the Obligations (in one or more parcels and at the same of different times), except that Pledgee shall give Pledgor at least ten (10) days' prior written notice of the time and place of any public sale or of the time and the place where any private sale or other disposition is to be made, which notice Pledgor

0148845.05-01S4a
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hereby agrees is reasonable, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Pledgee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Collateral are being purchased for investment only, Pledgors hereby waiving and releasing any and all equity or right of redemption. If all or any of the Collateral is sold by Pledgee upon credit or for future delivery, Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Pledgee may resell such Collateral. It is expressly agreed that Pledgee may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Pledgee's right to exercise its rights with respect to all or any other portion of the Collateral at a later time or times.

               (b) Pledgee may exercise and enforce, either by itself or by its nominee or designee, all of Pledgee's rights, powers and remedies hereunder and under law.

               (c) Pursuant to the power-of-attorney provided for in Section 23 hereof, Pledgee may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, Pledgee, after the occurrence and during the continuance of an Event of Default, shall have all the rights and powers granted to Pledgors under this Agreement and the Credit Agreement, and shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgors representing any interest, payment of principal or other distribution payable in respect of the Collateral or any part thereof, and for and in the name, place and stead of Pledgors, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of the Warburg Note or the Robinson Note or any other property which is or may become a part of the Collateral hereunder.


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               (d) Pledgee may exercise all of the rights and remedies of a secured party under the Code.

               (e) Without limiting any other provision of this Agreement, and without waiving or releasing Pledgors from any obligation or default hereunder, Pledgee shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure an Event of Default under Section 10(a) hereof or cause any term, covenant, condition or obligation required under this Agreement to be performed or observed by Pledgors to be promptly performed or observed, on behalf of Pledgors or to protect the security of this Agreement. All amounts advanced by, or on behalf of, Pledgee in exercising its rights under this Section 7 (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the rate of interest payable on overdue principal under the Credit Agreement from the date of each such advance, shall be payable by Pledgors to Pledgee upon demand and shall be secured by this Agreement.

               8. Sales of Collateral. No demand, advertisement or notice, all of which are hereby expressly waived by Pledgors, shall be required in connection with any sale or other disposition of all or any part of the Collateral, except that Pledgee shall give Pledgors at least ten (10) days' prior written notice of the time and place of any public sale or of the time and the place where any private sale or other disposition is to be made, which notice Pledgors hereby agree is reasonable, all other means, advertisements and notices being hereby waived. To the extent permitted by law, Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Pledgee may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Pledgee (or its nominee or designee) may purchase any or all of the Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Pledgors, all of which

0148845.05-01S4a
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are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Collateral, public or private, Pledgors will pay all costs and expenses of every kind for sale or delivery, including brokers' and reasonable attorneys' fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Pledgee shall apply any residue to the payment of the Obligations in the order of priority as set forth in the Credit Agreement.

               9. Receipt of Sale Proceeds. Upon any sale of the Collateral by Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

               10. Events of Default. An "Event of Default" shall exist if any of the following shall have occurred:

               (a) Either or both Pledgors' failure to comply with any of the covenants or agreements made by it in this Agreement, or if any representation or warranty made by either or both Pledgors contained in this Agreement was false or misleading in any material respect on the date when made (i) as provided for in Section 5(c), 5(d), 5(e) or 5(h), immediately upon the occurrence thereof; or (ii) as provided for in Section 5 (other than those subsections referred to above), or any other representation, warranty, term, covenant or agreement contained in this Agreement, if such failure or breach, as the case may be, shall continue for thirty (30) days after notice shall have been given by Pledgee specifying such failure or breach, as the case may be, and requiring such failure or breach, as the case may be, to be remedied; provided, however if the nature of the failure or breach, as the case may be, referred to in clause (ii) is such that it is curable by Pledgors but cannot be cured

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within thirty (30) days then an Event of Default shall not be deemed to have occurred hereunder if Pledgors, reasonably promptly after such notice, commence to cure such failure or breach, as the case may be, and proceed with reasonable diligence to cure the same, and such failure or breach, as the case may be, shall not be deemed an Event of Default hereunder so long as Pledgors are reasonably diligently pursuing the cure of such failure or breach, as the case may be and, in the event such failure or breach, as the case may be, continues for one hundred twenty (120) days after such notice, Pledgors inform Pledgee on a monthly basis of all actions being taken by Pledgors to effect such cure; or

               (b) An "Event of Default" shall occur under the Credit Agreement.

               11. Waivers; Modifications. No delay on the part of Pledgee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be discharged, changed, waived, modified or varied in any manner unless in a writing duly signed by the parties hereto.

               12. Remedies Cumulative. All rights and remedies afforded to Pledgee by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of Pledgee existing at law or in equity or otherwise. No one of such remedies, whether or not exercised by Pledgee, shall be deemed to exclude, limit or prejudice the exercises of any other legal or equitable remedy or remedies available to Pledgee.

               13. Notices. The provisions of Section 9.1 of the Credit Agreement shall be deemed to be incorporated by reference herein.

               14. Jurisdiction, Etc. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgors hereby accept for themselves and in respect of their property, generally and unconditionally, the non-

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exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Pledgors irrevocably consent to the service of process out of any of the afore-mentioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgors at the addresses set forth herein. Pledgors hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Pledgee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either or both Pledgors in any other jurisdiction.

               15. Successors and Assigns. This Agreement, and all representations, warranties and covenants of Pledgors made herein, shall be binding upon and inure to the benefit of Pledgors and their successors and assigns, provided that nothing in this Section shall be deemed to constitute the consent of Pledgee to any transaction in this Agreement elsewhere not permitted. This Agreement shall be binding upon and shall inure to the benefit of Pledgee and its successors and assigns.

               16. Pledgee Not Bound.

               (a) This Agreement shall not be construed as creating a partnership or joint venture between Pledg- ee and Pledgors.

               (b) Pledgee shall not be obligated to perform or discharge any obligation of Pledgors as a result of the collateral assignment hereby effected.

               (c) The acceptance by Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or

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perform or discharge any obligation, duty or liability
under the Collateral.

               17. Acts of Pledgee. All Collateral at any time delivered to Pledgee pursuant hereto shall be held by Pledgee subject to the terms, covenants and conditions herein set forth. None of Pledgee, the Lenders nor any of their respective directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Collateral, except for such party's or parties' own gross negligence or willful misconduct or breach of this Agreement. Pledgee shall be entitled to rely in good faith upon any writing or other document, reasonably believed by it to be genuine and correct and to have been signed, sent or by the proper person or persons, and, with respect to any legal matter, Pledgee may rely in acting or in refraining from acting upon the advice of counsel selected by it concerning all matters hereunder. Pledgors hereby agree to indemnify and hold harmless Pledgee, the Lenders and any of their respective directors, officers, agents, employees or counsel (collectively, the "Indemnified Parties") from and against any and all claim, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties and all damages, liabilities, losses, costs and expenses which Pledgee may incur or suffer by reason of the operation of this Agreement or Pledgee's exercise of the rights, remedies or powers under or in accordance with the terms hereof or otherwise, but excluding those losses, judgments and liabilities of Pledgee resulting from its gross negligence or willful misconduct or breach of this Agreement) of whatsoever kind or nature without limitation, and to reimburse, within ten (10) days after demand therefor, Pledgee for all costs and expenses, including reasonable attorneys' fees (other than those costs and expenses of Pledgee resulting from its or any Lender's gross negligence or willful misconduct or breach of this Agreement), arising out of or resulting from this Agreement or the exercise by Pledgee of any right or remedy granted to it hereunder, together with interest on such sums at the prime rate, from the date such expenses were paid by Pledgee to the date of payment to Pledgee of such sums. Notwithstanding anything contained herein to the contrary, Pledgors are not indemnifying and shall not be required to indemnify the Indemnified Parties hereunder for any claim, demand, loss, judgment or liability

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arising out of or resulting from the Collateral, provided the event or events giving rise to such claim, demand, loss, judgment or liability occur after the consummation of a foreclosure sale or other disposition of the Collateral as a consequence of an Event of Default hereunder. In any action to enforce this Agreement, the provisions of this Section shall, to the extent permitted by law, prevail notwithstanding any provision of applicable law respecting the recovery of costs, disbursements and allowances to the contrary.

               18. Custody of Collateral; Notice of Exercise of Remedies. Pledgee shall not have any duty as to the collection or protection of the Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of the Warburg Note, the Robinson Note and any other Collateral in its possession. Pledgors hereby waive notice of acceptance hereof, and except as otherwise specifically provided herein or required by provision of law which may not be waived, hereby waive any and all notices or demands with respect to, any exercise by Pledgee of any rights or powers which it may have or to which it may be entitled with respect to the Collateral.

               19. Severability. In case any one or more of the provisions contained in this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall continue in full force and effect in accordance with its remaining terms.

               20. Further Assurances. Pledgors agree to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee from time to time may reasonably require or deem advisable to carry into effect this Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder. Pledgors hereby agree to sign and deliver to Pledgee financing statements, in form acceptable to Pledgee, as Pledgee may from time to time reasonably request or as are necessary in the opinion of Pledgee to establish and maintain a valid and perfected security interest in the

0148845.05-01S4a
                                       14

Collateral and to pay any filing fees relative thereto. Pledgors also authorize Pledgee, to the extent permitted by law, to file such financing statements without the signature of Pledgors and further authorize Pledgee, to the extent permitted by law, to file a photographic or other reproduction of this Agreement or of a financing statement in lieu of a financing statement.

               21. Release. Pledgee agrees to release its security interest in the Collateral upon satisfaction of all of the following conditions precedent:

               (a) That the documents to effect such release be prepared by the counsel for Pledgee at the reasonable expense of Pledgors;

               (b) That (i) either (x) the principal amount of the Notes evidencing the Loan and the other Obligations, shall have been fully paid and satisfied and Pledgee shall have no further obligation to make the Loan pursuant to the Credit Agreement, or (y) the Borrowers shall have complied with the release provisions set forth in the Credit Agreement permitting the release of the Lien on the Collateral, and (ii) accrued interest on the Notes evidencing the Loan and any costs, commitment and other fees, expenses and other sums owing to Pledgee or the Lenders as provided in the Loan Documents, in each case together with accrued interest thereon as provided in the Loan Documents, shall have been fully paid (to the extent then due in the case of clause (i)(y), above);

               (c) That (i) all costs, fees, expenses and other sums paid or incurred by or on behalf of Pledgee or the Lenders (in accordance with the terms of the Credit Agreement) in exercising any of its rights, powers, options, privileges and remedies hereunder or under any of the Loan Documents, including, without limitation, reasonable attorneys' fees and disbursements, plus accrued interest thereon as provided in the Loan Documents, and (ii) any and all other matured indebtedness, obligations and liabilities of Pledgors to Pledgee or the Lenders arising out of or in connection with or otherwise related to the Loan Documents, shall have been fully paid; and

               (d) That (i) if the 1290 Property shall be released pursuant to the terms of the Credit Agreement

0148845.05-01S4a
                                       15
and the Mortgage (as defined in the Credit Agreement), then the Robinson Note shall be released, and (ii) if the 237 Park Property shall be released pursuant to the terms of the Credit Agreement and the Mortgage, then the Warburg Note shall be released.

               Any such release and any documents deliv- ered to confirm the same shall expressly provide that such release is made without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral). If the Collateral is so released, Pledgee, at the request and sole cost and expense of Pledgors made at the time of any such release, will execute and deliver to Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver, without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral), to Pledgors such of the Collateral as may be in the possession of Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by Pledgee hereunder and not applied to the payment of the Obligations.

               22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within such State and without regard to the conflicts or choice of law rules of such State. This Agreement, together with the other Loan Documents, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating thereto.

               23. Miscellaneous.


0148845.05-01S4a
                                       16

               (a) Pledgors hereby irrevocably consti- tute and appoint Pledgee as the true and lawful attorney-in-fact of Pledgors, which appointment is coupled with an interest, with full power of substitution, to proceed from time to time in each Pledgor's name in any statutory or non-statutory proceeding affecting each Pledgor, or any Collateral, and Pledgee or its nominee may (i) execute and file proof of claim for the full amount of any Collateral and vote such claims for the full amount thereof (x) for or against proposal or resolution, (y) for a trustee or trustees or for a receiver or receivers or for a committee of creditors and/or (z) for the acceptance or rejection of any proposed arrangement, plan or reorganization, composition or extension, and Pledgee or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release Collateral; (ii) endorse any draft or other instrument for the payment of money, execute releases and negotiate settlements and (iii) execute all such other documents or instruments as may be necessary or expedient to be executed by Pledgors for any of the purposes of this Agreement; provided, however, that the power provided for in this sentence may not be exercised by Pledgee prior to the occurrence of an Event of Default and then only for so long as an Event of Default continues. Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

               (b) In enforcing any rights hereunder or under any of the other Loan Documents, Pledgee shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, Pledgors hereby waive and release any right to a marshalling of assets or a sale in inverse order of alienation.

               (c) Whenever any payment or performance of any obligation shall be due on a day which is not a business day, such payment or performance shall be made on the next succeeding business day.

               (d) Pledgors hereby waive any claim for monetary damages against the Lenders which they may have based on any assertion that Pledgee has unreasonably

0148845.05-01S4a
                                       17
withheld or unreasonably delayed any determination, consent or approval, and Pledgors agree that their sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment with respect thereto. In the event of such a determination in favor of Pledgors in an action or proceeding seeking only the relief permitted hereunder, the requested determination, consent or approval shall be deemed to have been granted. However, Pledgee shall have no liability to Pledgors for its refusal or failure to give such determination, consent or approval.

               (e) Whenever consent of Pledgee is re- quired hereunder, Pledgee shall respond to Pledgors' request for consent within fifteen (15) business days of receipt of a written request therefor, and if Pledgee fails to respond within such fifteen (15) business day period, such consent shall be deemed granted by Pledgee, provided Pledgors notify Pledgee on or before three (3) days, but no earlier than five (5) days, prior to the expiration of such fifteen (15) business day period that Pledgors have failed to receive Pledgee's response to any such request for consent.

               (f) Pledgee agrees at any time and from time to time upon not less than ten (10) days' prior notice by Pledgors to execute, acknowledge and deliver to Pledgors or any other party specified by Pledgors a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications), and stating whether or not to the best knowledge of Pledgee there is a continuing Default or Event of Default, and, if so, specifying each such Default or Event of Default.

               (g) Pledgors agree at any time and from time to time upon not less than ten (10) days' prior notice by Pledgee or a Lender to execute, acknowledge and deliver to Pledgee, the Lender or any other party specified by Pledgee or such Lender, a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and affect and stating the modifications) and stating whether or not to the best knowledge of Pledgors there is a continuing

0148845.05-01S4a
                                       18

Default or Event of Default, and, if so, specifying each such Default or Event of Default.

               (h) The provisions of Section 9.14 of the Credit Agreement shall be deemed to be incorporated by reference herein.

               (i) EACH OF THE PLEDGORS HEREBY IRRE- VOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

0148845.05-01S4a
                                       19

               IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in the City of New York as of the day and year first above written.


                                            PLEDGORS:

                                            1290 PARTNERS, L.P.

                                            By:  1290 GP Corp.,
                                                     General Partner


                                                     By:
                                                         Name:
                                                         Title:


                                            237 PARK PARTNERS, L.P.

                                            By:   237 GP Corp.,
                                                     General Partner


                                                     By:
                                                         Name:
                                                         Title:


                                            PLEDGEE:

                                            THE CHASE MANHATTAN BANK,
                                                  as Agent for the Lenders


                                            By:
                                                  Name:
                                                  Title:


0148845.05-01S4a

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

               On the ____ day of October, 1996 before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________; that he is the _________________ of 1290 GP
Corp., the general partner of 1290 PARTNERS, L.P., the limited partnership described in and which executed the foregoing instrument, and that he signed his name thereto by the authority of the limited partnership.




                                                  Notary Public



0148845.05-01S4a

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

               On the ____ day of October, 1996 before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________; that he is the _________________ of 237 GP
Corp., the general partner of 237 PARK PARTNERS, L.P., the limited partnership described in and which executed the foregoing instrument, and that he signed his name thereto by the authority of the limited partnership.




                                                    Notary Public


0148845.05-01S4a

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

               On the ____ day of October, 1996 before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________; that he is the _________________ of The Chase
Manhattan Bank, the banking corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said banking corporation.




                                                       Notary Public

0148845.05-01S4a

                                   SCHEDULE 1


                                  WARBURG NOTE

               Promissory Note in favor of O&Y Equity Corp., Olympia & York Holdings Corp. and Fame Associates, as tenants in common, made by Warburg, dated August 20, 1985, in the original principal of $4,354,758.09, as assigned to Baden Real Estate Corporation and as endorsed to 237 Park Partners, L.P.

0148845.05-01S4a

                                   SCHEDULE 2


                                  ROBINSON NOTE

               Promissory Note made by Robinson to the order of O&Y, dated as of April 1, 1989, in the original principal amount of $6,500,000, made in connection with that certain letter agreement, dated as of March 1, 1989 (the "Letter Agreement"), between O&Y and Robinson whereby O&Y agreed to advance the amount of $6,500,000 to Robinson in no more than three separate advances, as supplemented by letter, dated as of March 1, 1989, from Robinson to O&Y and as endorsed to 1290 Partners, L.P. The Note was modified or supplemented by the following documents:

                    (a) letter, dated May 12, 1989, from Robinson whereby Robinson acknowledged receipt of an advance of $1,500,000 ("First Advance") from O&Y pursuant to the Letter Agreement;

                    (b) letter, dated May 17, 1989, from O&Y relating to the First Advance;

                    (c) letter, dated August 21, 1989, from Robinson whereby Robinson acknowledged receipt of an advance of $2,500,000 ("Second Advance") from O&Y pursuant to the Letter Agreement;

                    (d) letter, dated August 25, 1989, from O&Y relating to the Second Advance;

                    (e) unexecuted letter, dated March __, 1990, from Robinson whereby Robinson acknowledged receipt of $2,500,000 ("Third Advance") from O&Y pursuant to the Letter Agreement;

                    (f) letter, dated March 27, 1990, from Olympia & York Companies relating to the Third Advance;

                    (g) letter agreement, dated as of July 23, 1991, from Robinson to O&Y;* and

                    (h) letter, dated August 6, 1992, from Robinson to Olympia & York Companies.**

 --------

* No representation or warranty as to the effective- ness of such letter is made by Pledgor.

** No representation or warranty as to the effective- ness of such letter is made by Pledgor.

0148845.05-01S4a